Exhibit 10.1

PROMISSORY NOTE

$_____	April 8, 2009

Holt County, Nebraska

FOR VALUE RECEIVED, NEDAK ETHANOL, LLC, A Limited Liability Company, promises to pay to the order of __________________________, PAYEE, at such place as PAYEE may designate to MAKER in writing, the sum of $_______ with interest on the balance remaining from time to time unpaid at the rate of 5% per annum from April 8, 2009, payable on April 8, 2012.

Should MAKER fail to pay any payment on the payment date, such payment shall bear interest at the rate of nine percent (9%) per annum until the date of payment.

Failure of PAYEE to exercise any right under this Note, on any one default shall not waive the right of PAYEE to exercise such right  or option on any subsequent default.

MAKER waives presentment, protest, notice of protest, diligence in bringing suit hereon, and notice of extension of time for payment.

This Note may be prepaid at any time.

NEDAK ETHANOL, LLC A Nebraska Limited Liability Company

By:	/s/ Jerome Fagerland
Jerome Fagerland, President, Maker